                               POWER OF ATTORNEY

      KNOW EVERYONE BY THESE PRESENTS, which are intended to constitute a
GENERAL POWER OF ATTORNEY pursuant to Article 5, Title 15 of the New York
General Obligations Law:

That I Stephan Mitsdoerffer, whose business address is 30-30 47th avenue, LIC,
NY 11101, do hereby appoint: Michael Friedlander, residing at 79-25 150th st.,
Flushing, NY 11367,  MY ATTORNEY(S)-IN-FACT TO ACT IN MY NAME, PLACE AND STEAD
in any way which I myself could do, if I were personally present, with respect to the following matter as defined in Title 15 of Article 5 of the New York
General Obligations Law to the extent that I am permitted by law to act through an agent: (k) records, reports and statements, which shall be limited to the execution and filing of  "Forms 3, 4 and 5" in connection with my ownership, purchase or sale of Sirona Dental Systems, Inc. stock or options, pursuant to
Section 16(a) of the Securities Exchange Act of 1934, and all documents related thereto.

                                  By:  /s/ Stephan Mitsdoerffer
                                       -------------------------
                                           Stephan Mitsdoerffer